Exhibit 10.1

INDEPENDENT CONTRACTOR AGREEMENT
This Independent Contractor Agreement (“Agreement”), effective as of March 15, 2017 (the “Effective Date”), is made by and between Amazon Corporate LLC (“Company”) and William B. Gordon (“Contractor”).
Company and Contractor agree as follows:
Section 1. Engagement of Services.
1.1 Services. Subject to the terms of this Agreement and using his own means and methods,
Contractor will render the services set forth in the attached Statement of Work (“SOW”), which may be added to or amended from time to time (collectively, the “Services”).
1.2    Performance of Services. All Services will be rendered to the best of Contractor’s ability and in a timely and professional manner, in compliance with all standards and rules reasonably established by
Company from time to time, except that, Contractor will at all times determine the method and means of
Contractor’s performance. Contractor will bring to the immediate attention of Company any instance
Contractor believes this provision is not being adhered to.
1.3    Compliance with Laws. Contractor will comply with all applicable laws, ordinances, rules and regulations, now or in effect in the future, in Contractor’s performance of the Services.
1.4    Company Policies. Contractor agrees to abide by and comply with such corporate policies as are from time to time made applicable to Contractor, so long as the Company provides notice to Contractor of the terms and conditions of such policies and that such compliance is required.
Section 2. Compensation.
2.1    Compensation and Approved Expenses. Company will compensate Contractor for the
Services as stated in, and subject to all the terms and conditions of, the attached Restricted Stock Unit Award
Agreement. Contractor acknowledges and agrees that he shall not be entitled at any time to any additional compensation for the Services. Contractor shall be reimbursed for project specific expenses with the prior written approval of Company or as expressly provided in the SOW.
2.3    Taxes. Contractor will be responsible for all other taxes (including interest and penalties) or fees arising from transactions and documentation of transactions under the Agreement. Contractor will provide Company with any forms, documents, or certifications, such as an IRS form W-9 or W-8BEN, as may be required for Company to satisfy any information reporting or withholding tax obligations with respect to any payments under this Agreement. Company will deduct or withhold any taxes that Company is legally obligated to deduct or withhold from any amounts payable to Contractor under this Agreement, and payment to Contractor as reduced by such deductions or withholdings will constitute full payment and settlement to Contractor of amounts payable under this Agreement.
Section 3. Nondisclosure Agreement.
Contractor will (a) protect and keep confidential information pertaining to Amazon’s business, plans, projects, products, finances, customers, suppliers, and inventions, including but not limited to: business and financial information or plans; Amazon techniques, technology, practices, operations, and methods of conducting business; information technology systems and operations; information concerning Amazon’s business partners and suppliers or potential business partners and suppliers; customer information; and
Amazon pricing policies, marketing strategies, research projects or developments, legal affairs, and future plans relating to any aspect of Amazon’s present or anticipated businesses, as well as all other information obtained from Company in connection with this Agreement that is identified as confidential or proprietary or that, given the nature of such information or the manner of its disclosure, reasonably should be considered confidential or proprietary (“Confidential Information”); (b) use such Confidential Information only for the purposes of fulfilling his obligations under this Agreement; and (c) return all such Confidential Information to Company promptly upon the termination of this Agreement. All such Confidential Information will remain
Company’s exclusive property and Contractor will have no rights to use such information except as expressly provided in this Agreement. Contractor will not issue press releases or publicity or make any public statements that relate to this Agreement without the prior written approval of Company’s management and
Public Relations team.
Contractor is hereby advised that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and
1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.
Section 4. Independent Contractor.
4.1    Nature of Relationship. Contractor will be, and act as, an independent contractor (and not an employee, agent, or representative) of Company in the performance of the Services. This Agreement will not be interpreted or construed as creating or evidencing an association, joint venture, partnership or franchise relationship among the parties.
4.2    Other Activities. Contractor will not be required to devote Contractor’s full time to the performance of the Services, and Contractor may service other clients and offer services to the general public, subject to the terms hereof. Notwithstanding the foregoing, Contractor certifies that Contractor has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Contractor from complying with the provisions of this Agreement. Contractor will not enter into any such conflicting agreement during the term of this Agreement. Further, during the Term of this
Agreement and for a period of twelve (12) months thereafter, Contractor will not, directly or indirectly, whether on Contractor’s own behalf or on behalf of any other entity: (a) solicit or otherwise encourage any
Company employee, contractor, or consultant (including personnel of Company’s affiliates) (together
“Company Personnel”) to terminate any employment or contractual relationship with Company; (b) disclose information to any other individual or entity about Company Personnel that could be used to solicit or otherwise encourage Company Personnel to form new business relationships with that or another individual or entity; or (c) otherwise interfere with the performance by current or former Company Personnel of their obligations or responsibilities to Amazon.
Section 5. Work for Hire; Proprietary Rights.
5.1    Work Product, Proprietary Rights and Pre-Existing Work. If, prior to, on or after the
Effective Date, Contractor delivers or is required to deliver to Company any work product in connection with the Services, including, but not limited to concepts, developments, ideas, works, works in progress, technology, works of authorship, inventions, information, databases, drawings, designs, processes, programs, products, documentation, software, and improvements thereof (whether developed by Contractor either alone or with others, and whether completed or in-progress) (collectively, “Work Product”), then effective upon creation of the Work Product, Company owns, or upon assignment by Contractor will own, all right, title and interest (including, but not limited to, all foreign and United States marks, trade secrets, copyrights, patents, and other intellectual property rights) (collectively, “Proprietary Rights”) in such Work Product. The term
Work Product does not include: (a) any inventions or developments made by Contractor before the Effective
Date; or (b) any improvements Contractor may make to its own proprietary software or any of its internal processes as a result of any SOW, provided that such improvements do not infringe Company’s or
Company’s Proprietary Rights (“Pre-Existing Work”).
5.2    Work for Hire. The Work Product has been specially ordered and commissioned from
Contractor. Contractor acknowledges and agrees that the Work Product is a “work made for hire” to the full extent permitted by Law, with all copyrights in the Work Product owned by Company and that Company shall own all right, title and interest therein. Company shall be considered the author of such Work Product for purposes of copyright and shall own all the rights in and to the copyright of such Work Product, and only
Company shall have the right to obtain a copyright registration on the same which Company may do in its name, its trade name, or the name of its nominee(s).
5.3    Assignment of Work Product. To the extent that the Work Product does not qualify as a work made for hire under Law, and to the extent that the Work Product includes material subject to copyright, trade and service marks, patent (current or future), trade secret, or any Proprietary Rights protection recognized in any country or jurisdiction worldwide, including, without limitation, moral rights and similar rights, all applications and registrations relating thereto, whether presently existing or created in the future, all rights to use, reproduce, sell and otherwise fully exploit the Work Product in any and all formats or media and all channels, whether now known or hereafter created, and all rights to sue for past, present and future infringement, Contractor agrees to assign, transfer and convey, and hereby assigns, transfers, and conveys, to Company (or to such of its affiliated entities as Company may designate), its successors and assigns, all right, title and interest in and to the Work Product, including, but not limited to, all rights in and to any inventions and designs embodied in the Work Product or developed in the course of
Contractor’s creation of the Work Product. The foregoing assignment includes a license under any current and future patents owned or licensable by Contractor as necessary to combine the Work Product or any derivative works thereof with any product, service, offering, software or intellectual property of Company.
Contractor, will, without additional consideration or payment, review and execute any documents in connection with such assignment or otherwise relating to the perfecting of Company’s Proprietary Rights in the Work Product, as Company or Company may reasonably request.
Contractor appoints Company his attorney-in-fact to execute assignments of, and register all rights to, the Work Product and the Proprietary Rights in Work Product. This appointment is coupled with an interest. At any time upon request from Company and upon termination or expiration of this Agreement,
Contractor shall deliver to Company in tangible form all materials containing Work Product, whether complete or in process
5.4    License to Pre-Existing Work. To the extent Pre-Existing Work of Contractor is embodied in any Work Product, deliverables or Proprietary Rights, Contractor hereby grants Company a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up license to: (a) use, make, have made, sell, offer to sell, reproduce, perform, display, distribute, transmit and import such Pre-Existing Work; (b) adapt, modify and create derivative works of such Pre-Existing Work; and (c) sublicense the foregoing rights. To the extent any know-how, techniques, skills, knowledge, materials or property of Contractor is incorporated into or embodied in any of the Work Product, or covers or controls any of the Work Product, or is necessary in order to fully and freely use any of the Work Product, Contractor hereby grants to Company a perpetual, irrevocable, worldwide, royalty-free, non-exclusive license, with the right to grant sublicenses, to use any of the foregoing as part of or in connection with the use of the Work Product or any derivative work based upon the Work Product.
5.5     Representations and Warranties. Contractor represents and warrants that:
(a)    the Services, Work Product and Pre-Existing Work do not, and will not, violate, infringe or misappropriate any other person’s Proprietary Rights;
(b)     Contractor has full and sufficient rights to grant the licenses to the Pre-Existing Work and rights, title and interest to assign the Work Product to Company, as provided herein;
(c)     the Work Product, including any Pre-Existing Work, if applicable, is the original work of
Contractor and does not contain any works or other Proprietary Rights of any third party;
(d)     the performance of the Services will not violate the provisions of any agreement to which
Contractor is a party; and

(e)    there are no claims of infringement threatened, pending or asserted with respect to the
Services, Work Product or Pre-Existing Work.
Section 6. Term.
This Agreement is effective as of the Effective Date and will continue until the date that is two years following the Effective Date, unless terminated earlier as provided in this Agreement.
Section 7. Termination.
7.1     Termination. The following terminations of this Agreement may occur and will be considered an involuntary termination as to Contractor:  Contractor's termination of this Agreement in the event of material breach or default under the Agreement by Company (provided that (i) Contractor has given notice to Company of such breach or default within 30 days following the initial occurrence thereof, (ii) Company has failed to cure such breach or default within 30 days following receipt of such notice, and (iii) such termination by Contractor occurs at the end of such 30-day cure period); Company's termination of this Agreement at any time and for any reason upon thirty (30) days written notice to
Contractor; and Company's termination of this Agreement upon Contractor's death or disability.  The following terminations of the Agreement also may occur and will be considered a voluntary termination as to Contractor: Contractor's termination of this Agreement at any time and for any reason upon thirty
(30) days written notice to Company; and Company's termination of this Agreement in the event of material breach or default under the Agreement by Contractor (provided that Company has given
Contractor at least 30 days’ notice and opportunity to cure such breach or default). Contractor understands and agrees that in the event of an early termination of this Agreement, whether voluntary or involuntary as to Contractor, compensation for Contractor's services will be governed exclusively by the attached Restricted Stock Unit Award Agreement.
7.2     Rights Upon Termination. If this Agreement is terminated while work is in progress under the Agreement, the parties agree that all right, title, and interest in Work Product conceived or developed by
Contractor alone or with others in connection with the provision of Services as of the date of termination will be deemed assigned to Company.
Section 8. Indemnification.
Contractor will indemnify, defend, and hold Company and/or its subsidiaries, affiliates and their respective directors, officers, employees, agents, successors and assigns (“Company Indemnified Parties”) harmless from and against any allegation or claim based on, or any damage, loss, and expense and any other liability
(collectively “Claims”) arising from any breach of Contractor’s obligations, representations, or warranties under this Agreement, including any allegation or claim of infringement or misappropriation of any foreign or United States patent, copyright, trade secret, or other proprietary right in results. However, the foregoing indemnification does not apply to the extent a Claim results from Company’s negligence or willful misconduct. Contractor’s duty to defend is independent of its duty to indemnify. Contractor’s obligations under this Section are independent of all its other obligations under this Agreement. Contractor will use counsel reasonably satisfactory to Company to defend each Claim, and Company will cooperate with
Contractor in the defense. Contractor will not consent to the entry of any judgment or enter into any settlement without Company’s prior written consent, which may not be unreasonably withheld.
Section 9. Remedy.
Contractor acknowledges that any breach by Contractor of this Agreement will cause irreparable injury to
Company. Accordingly, in the event of such breach or an impending breach, Company shall be entitled to obtain equitable relief from a court in addition to the right to seek damages and any other right or remedy afforded to Company by law or otherwise.

Section 10. Governing Law; Forum.
This Agreement will be governed by the laws of the State of Washington without regard to any applicable conflict of laws rules. Contractor irrevocably consents to the exclusive personal jurisdiction and venue of the federal and state courts located in King County, Washington, with respect to any dispute arising out of or in connection with this Agreement. Notwithstanding the foregoing, Company may, at its option, enforce this
Agreement in any court of competent jurisdiction.
Section 11. General Provisions.
11.1    Anti-Bribery. Contractor acknowledges Company’s Code of Business Conduct and Ethics posted at http://phx.corporate-ir.net/phoenix.zhtml?c=97664&p=irol-govconduct (the “Code”) shall be fully applicable to Contractor and Contractor must comply with the relevant provisions of the Code, including conflicts of interest, insider trading and compliance with all applicable laws, rules and regulations.
Contractor further acknowledges that the Code prohibits the paying of bribes to anyone for any reason, whether in dealings with governments or the private sector. Contractor will not violate or knowingly permit anyone to violate the Code’s prohibition on bribery or any applicable anti-corruption laws in performing under this Agreement. Company may immediately terminate or suspend performance under this agreement if
Contractor breaches this Section. Contractor will maintain true, accurate and complete books and records concerning any payments made to another party by Contractor under the agreement, including on behalf of
Company. Company and its designated representative may inspect Contractor’s books and records to verify such payments and for compliance with this Section.
11.2    Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force. The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision.
11.3    Nonwaiver. All waivers must be in writing. Any failure by Company to enforce strict performance of any provision of this Agreement will not constitute a waiver of Company’s right to subsequently enforce such provision or any other provision of this Agreement.
11.4    Successors and Assigns. Contractor may not assign this Agreement or any of the rights or obligations of Contractor arising under this Agreement without Company’s prior written consent. Company may assign its rights arising under this Agreement to an affiliated entity without Contractor’s consent.
Subject to the foregoing, this Agreement will be binding upon, enforceable by, and inure to the benefit of, the parties and their successors and assigns.
11.5    Company Marks. Contractor will not use any trade name, trademark, service mark, or logo of Company (“Company Marks”) (or any name, mark, or logo confusingly similar to Company Marks) in any advertising, promotions, or otherwise, without Company’s prior written consent.
11.6    Notices. All notices and other communications under this Agreement must be in writing, and must be given by email, registered or certified mail, postage prepaid, or delivered by hand to the other party: (a) to Contractor [***]; and (b) to Amazon Corporate LLC at contracts-legal@amazon.com or P.O.
Box 81226, Seattle, WA 98108-1226, Attn: General Counsel; with a copy to Amazon.com, Inc., 410 Terry
Avenue North, Seattle, WA 98109-5201, Fax: 206-266-7010, Attn: General Counsel.
11.7     LIMITATION OF LIABILITY; DISCLAIMER OF WARRANTIES. IN NO EVENT
WILL (A) COMPANY BE LIABLE FOR ANY LOSS OF DATA, LOSS OF PROFITS, COST OF COVER
OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY OR
RELIANCE DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT, HOWEVER
CAUSED AND REGARDLESS OF THEORY OF LIABILITY AND (B) COMPANY’S LIABILITY FOR

[***] indicates omitted, confidential material, which material has been filed separately with the
Securities and Exchange Commission pursuant to a request for confidential treatment.

DIRECT DAMAGES UNDER THIS AGREEMENT EXCEED THE AMOUNT OF FEES EARNED BY
CONTRACTOR.
11.8    Survival. The provisions of Sections 1.4, 4, 5, 8, 9, and 10 (as well as any other provision that reasonably should be interpreted as surviving this Agreement) will survive any termination or expiration of the term of this Agreement.
11.9    Entire Agreement. This Agreement plus the attached SOW and Restricted Stock Unit Award
Agreement set forth the entire understanding and agreement of the parties as to the subject matter of this
Agreement. Any amendment to this Agreement must be in writing and signed by both parties, except that amendments to SOWs may be agreed to via email. The parties may use standard business forms or other communications, but use of such forms is for convenience only and does not alter the provisions of this
Agreement. To the extent any SOW conflicts with any terms and conditions contained in an estimate or invoice prepared by the Contractor (even if the term-is and conditions have been agreed to with a signature by Company), the SOW will control. To the extent any SOW conflicts with this Agreement, this Agreement will control.
11.10    Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which (including signature pages) will be deemed an original, but all of which together will constitute one and the same instrument.
11.11    The section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of the Agreement.
This Agreement is signed by duly authorized representatives of the parties.

AMAZON CORPORATE LLC	WILLIAM B. GORDON
Signature: /s/ Beth Galetti	Signature: /s/ William B. Gordon
Printed Name: Beth Galetti	Date Signed: March 14, 2017
Date Signed: March 14, 2017

EXHIBIT A
STATEMENT OF WORK
Amazon Corporate LLC (“Company”) and William B. Gordon (“Contractor”) have entered into an
Independent Contractor Agreement, dated as of March 15, 2017 (the “Agreement”), relating to the provision of Services by Contractor. This Statement of Work (“SOW”) is made pursuant to the terms and conditions of the Agreement. In the event of an explicit conflict or inconsistency between the Agreement and this SOW, the Agreement will control. In no event may Intellectual Property Rights and/or pricing set forth in Exhibit B to the Agreement be modified in a Statement of Work. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.
This Statement of Work shall be effective from approximately March 15, 2017 (the “Effective Date”)
through the term of the Agreement (the “Statement of Work Term”).
Services: Contractor shall perform the following “Services” for Company:
Contractor shall provide advice to the Company regarding strategic consumer initiatives and consult with the
Company’s Board of Directors (the “Board”). Contractor will devote approximately [***] days per year in performing the services for Company and the Board. For tracking purposes, Contractor will report to the
Company within ten days after the end of each quarter on the days (full days and half days) worked and the services performed during such quarter.
Expenses: Company shall reimburse Contractor for the following expenses incurred while performing the Services:
Company shall reimburse Contractor for reasonable expenses incurred for travel to and from and accommodations.

AMAZON CORPORATE LLC	WILLIAM B. GORDON
Signature: /s/ Beth Galetti	Signature: /s/ William B. Gordon
Printed Name: Beth Galetti	Date Signed: March 14, 2017
Date Signed: March 14, 2017

[***] indicates omitted, confidential material, which material has been filed separately with the
Securities and Exchange Commission pursuant to a request for confidential treatment.

AMAZON.COM, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

TO:    William B. Gordon

You have been granted this restricted stock unit award (the "Award") by Amazon.com, Inc. (the
"Company") pursuant to the Company's 1997 Stock Incentive Plan (the "Plan"). The Award represents the right to receive shares of Common Stock of the Company subject to the fulfillment of the vesting conditions set forth in this agreement (this “Agreement”).
The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this
Agreement have the meanings given to them in the Plan. The most important terms of the Award are summarized as follows:
1.    Award Date: March 15, 2017
2.    Number of Restricted Stock Units Subject to this Award: 3,100
3.    Vesting Base Date: March 15, 2017
4.    Vesting Schedule: Subject to your continuous service as a consultant to the Company under the
Independent Contractor Agreement between you and the Company or a Subsidiary, the Award will vest according to the following schedule:

Vest Date	Number of Shares
March 15, 2018	1,550
March 15, 2019	1,550

5.    Conversion of Restricted Stock Units and Issuance of Shares. Upon each vesting of the Award
(each, a “Vest Date”), one share of Common Stock shall be issuable for each restricted stock unit that vests on such Vest Date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement.
Thereafter, the Company will transfer such Shares to you upon satisfaction of any required tax withholding obligations. No fractional shares shall be issued under this Agreement.

6.    Termination of Service as a Consultant. Upon the voluntary termination of your service as a consultant of the Company for any reason, the unvested portion of the Award shall terminate automatically and be forfeited to the Company immediately and without further notice. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited. Upon the involuntary termination of your service as a consultant of the Company by the Company for any reason
(including as a result of death or disability):

(a)    a pro-rated portion of the unvested portion of the Award that was next scheduled to vest following the date of termination will immediately vest, with such portion to equal a fraction, the numerator of which is a number (rounded up to the nearest whole number) equal to the months of service completed prior to the date of termination, subject to any notice period in the Independent Contractor Agreement between you and the Company or a Subsidiary, from either (i) the Vesting Base Date (if such termination occurs before the first

vesting date listed above) or (ii) the first vesting date listed above (if such termination occurs on or after the first vesting date), and the denominator of which is 12; and

(b)     the remaining unvested portion of the Award (after taking into account the accelerated vesting above) shall terminate automatically and be forfeited to the Company immediately and without further notice. No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.

7.    Right to Shares. You shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to you.

8.    Taxes.

(a)    Generally. You are ultimately liable and responsible for all taxes owed in connection with the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate your tax liability.

(b)    Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding
Obligation”), you must arrange for the satisfaction of the minimum amount of such Tax Withholding
Obligation in a manner acceptable to the Company.

(i) By Sale of Shares. Unless you choose to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) below, your acceptance of this Award constitutes your instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation. Such Shares will be sold on the day the Tax Withholding
Obligation arises (e.g., a Vest Date) or as soon thereafter as practicable. You will be responsible for all broker’s fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your Tax Withholding Obligation, the Company agrees to pay such excess in cash to you as soon as practicable. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax
Withholding Obligation. Accordingly, you agree to pay to the Company as soon as practicable any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(ii)    By Check, Wire Transfer or Other Means. At any time not less than five (5)
business days before any Tax Withholding Obligation arises (e.g., a Vest Date), you may elect to satisfy your Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy your Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, c/o Stock Administration, P.O. Box
81226, Seattle, WA 98108-1226, or such other address as the Company may from time to time direct, or
(z) such other means as the Company may establish or permit.

(c)    Right to Retain Shares. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary payable to you, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

9.    Registration. The Company currently has an effective registration statement on file with the
Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award.
The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell Shares issued to you pursuant to the Award unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. You agree that any resale by you of the shares of
Common Stock issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the
Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Shares or permit the resale of any
Shares if such issuance or resale would violate any such requirements.
10.    Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this
Agreement and accepting the Award, you acknowledge that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (b) the grant of the
Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the value of the Award is an extraordinary item which is outside the scope of your service contract, if any; (f) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) the future value of the Common Stock subject to the Award is unknown and cannot be predicted with certainty, (h) neither the Plan, the Award nor the issuance of the Shares confers upon you any right to continue in the service of (or any other relationship with) the Company or any Subsidiary, and (i)  the grant of the Award will not be interpreted to form an employment relationship with the Company or any Subsidiary.

Very truly yours,
AMAZON.COM, INC.

By: /s/ Beth Galetti
Name: Beth Galetti
Title: Senior Vice President, Human Resources

ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of California (state, or country if other than U.S.), accept the Restricted Stock Unit Award described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement, the
Plan and the applicable Plan Summary, and acknowledge that I have read them carefully and that I fully understand their contents.

Dated:     March 14, 2017

/s/ William B. Gordon
William B. Gordon
Address: [***]

[***] indicates omitted, confidential material, which material has been filed separately with the
Securities and Exchange Commission pursuant to a request for confidential treatment.